Exhibit 3.3

I certify from the records of this office that GROM SOCIAL ENTERPRISES, INC. is a corporation organized under the laws of the State of Florida, file don August 4, 2014, effective October 6, 2009.

The document number of this corporation is P14000065450.

I further certify that said corporation has paid all fees due this office through December 31, 2017, that its most recent annual report/uniform business report was filed on January 9, 2017 and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

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I certify the attached is a true and correct copy of the Articles of Amendment, filed on August 17, 2017, to Articles of Incorporation for ILLUMINATION AMERICA, INC. which changed its name to GROM SOCIAL ENTERPRISES, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P14000065450.

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Articles of Amendment
to
Articles of Incorporation
of

Illumination America, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P14000065450

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

GROM SOCIAL ENTERPRISES, INC.

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

FILED
17 AUG 17 AM 9:49
SECRETARY OF STATE
TALLAHASSEE FLORIDA

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ____________________

(Florida street address)

New Registered Office Address: ________________, Florida ________

(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____

Signature of New Registered Agent, if changing

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If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) x Change	CEO	Darren Marks	2060 NW Boca Raton Blvd #6
___ Add			Boca Raton, FL 33431
___ Remove			
2) X Change	COO, V.	Melvin Leiner	2060 NW Boca Raton Blvd #6
___ Add			Boca Raton, FL 33431
___ Remove			
3) ___ Change	Pres, Dir	Ishmael Llera	2060 NW Boca Raton Blvd. #6
___ Add			Boca Raton, FL 33431
x Remove			ceo
4) ___ Change			
___ Add			
___ Remove			
5) ___ Change			
___ Add			
___ Remove			
6) ___ Change			
___ Add			
___ Remove			

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E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article I shall be amended to read as follows: see attached.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

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ATTACHMENT TO AMENDMENT TO ARTICLES OF INCORPORATION

OF

ILLUMINATION AMERICA, INC.

I. CAPITAL STOCK

The aggregate number of shares which the corporation shall have authority to issue is two hundred twenty five million (225,000,000) shares, of which two hundred million (200,000,000) shall be Common Shares, $.001 par value per share and twenty five million (25,000,000) shall be Preferred Shares, $.001 par value per share, and the designations, preferences, limitations and relative rights of the shares of each such class are as follows:

The balance of the Articles of Incorporation shall remain as stated.

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